EXHIBIT 23.1


                         Consent Of Independent Auditors


Board of Directors
Peoples Financial Corporation
Massillon, Ohio


We consent to the incorporation by reference in the Registration Statement of Peoples Financial Corporation on Form S-8 of our Independent Auditors' Report, dated November 4, 1997, on the consolidated statements of financial condition of Peoples Financial Corporation as of September 30, 1997 and 1996, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for the two years in the period then ended.



                               Grant Thornton LLP



April 27, 1998